UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 22, 2012

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2012, the Board of Directors of First Interstate BancSystem, Inc. (the “Registrant”) appointed Kevin J. Guenthner and Michael G. Huston as executive officers of the Registrant.

Mr. Guenthner, age 48, has been a senior vice president and chief information officer of the Registrant since March 2003. On March 22, 2012, Mr. Guenthner was elected to the Board of Directors of First Interstate Bank, the Registrant’s bank subsidiary. Prior to his current position with the Registrant, Mr. Guenthner served as vice president and general auditor of the Registrant from September 1996 to March 2003 and in various other positions within the Registrant’s internal audit department since January 1991.

Michael G. Huston, age 44, was appointed as executive vice president on March 22, 2012 and named as the Registrant’s Chief Banking Officer on March 28, 2012. Prior to his current position, Mr. Huston was a regional president for First Interstate Bank from 2010 to 2012, market president from 2008 to 2010 and served in various lending positions for the Registrant since 1990.

No material plans, contracts or arrangements between the executive officers and the Registrant were entered into or modified as a result of the appointments.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2012

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer